QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-48476 of Tyco International Ltd. on Form S-8 of our report dated August 28, 2003, relating to the financial statements of the Investment Plan for Employees of Mallinckrodt Inc. as of and for the period ended June 11, 2003 which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts October 21, 2003

QuickLinks

Consent of Independent Accountants